Exhibit 99.1


AT HEARTLAND PARTNERS, L.P.:                     AT THE INVESTOR RELATIONS CO.:
Lawrence Adelson                                 Brien Gately
Chief Executive Officer                          (847) 296-4200
(312) 575-0400


FOR APPROVAL ONLY
3/23/2005 4:27 PM


HEARTLAND PARTNERS, L.P. ANNOUNCES SALE OF ILLINOIS PROPERTY

CHICAGO, MARCH 24, -- Heartland Partners, L.P. (AMEX: HTL) today announced that, on March 23, 2005, it closed the sale of 1.2 acres of land in its Kinzie Station project in Chicago, Illinois for $4.2 million in cash proceeds. The buyer, 325 Union LLC, an affiliate of RDM-Alko, plans to develop condominiums on the site.

The company intends to hold the net proceeds of the sale as working capital in light of pending environmental claims and litigation in Montana and Minnesota.

"The status of our pending property sales, environmental issues and other litigation will be discussed when we announce the year end results which we expect to report in about a week," said Lawrence Adelson, chief executive officer.


ABOUT HEARTLAND

Heartland Partners is a Chicago-based real estate partnership with properties primarily in the upper Midwest United States. CMC Heartland is a subsidiary of Heartland Partners, L.P. CMC is the successor to the Milwaukee Road Railroad, founded in 1847.



"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the company, Heartland or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe the company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. The forward-looking statements included in this release are made only as of the date of publication, and the company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For more information on Heartland Partners, L.P., see the company's most recent reports on Forms 10-K and 10-Q, which may be found at www.sec.gov.